Exhibit 99.1

Sangamo BioSciences Announces Retirement Of Edward Lanphier As President And CEO; Sandy Macrae Named As Successor

Leadership Transition Underlines Evolution from a Platform Company to a Therapeutic Product Company

Dr. Macrae Appointed as President and CEO - Mr. Lanphier to Assume Chairmanship of the Board of Directors - Current Chairman William Ringo to Remain on the Board

Company to Host Conference Call and Webcast Today at 8:30 am ET

RICHMOND, Calif., June 1, 2016 /PRNewswire/ -- Sangamo BioSciences, Inc. (NASDAQ: SGMO), the leader in therapeutic genome editing, today announced the company has appointed Alexander 'Sandy' Macrae, M.B., Ch.B, Ph.D., MRCP, as president and chief executive officer to succeed current president and CEO, Edward Lanphier. Mr. Lanphier is retiring from the day-to-day leadership of Sangamo. He will continue as a member of the board of directors and, as previously disclosed, will assume the chairmanship of the board immediately following the 2016 annual meeting of stockholders which will be held on June 14, 2016. Mr. William Ringo, Sangamo's current chairman since 2010, will remain on the board as chairman of the Nominating and Governance Committee and member of the Compensation Committee. Dr. Macrae has assumed the CEO role effective today.

Dr. Macrae, a physician scientist with deep experience in clinical development and global business strategy, most recently served as global medical officer of Takeda Pharmaceuticals where he established and led its global medical office. In the 15 years prior, Dr. Macrae held roles of increasing responsibility at Smith Kline Beecham and Glaxo SmithKline (GSK), where his last role was as Senior Vice President, Emerging Markets Research and Development (R&D). During his time at GSK he led therapeutic product development activities in neurology, cardiovascular and metabolic diseases and served in senior business development roles. Dr. Macrae earned his B.Sc. in pharmacology and his medical degree from Glasgow University, and a Ph.D. in molecular genomics at King's College, Cambridge, under the supervision of Nobel Prize-winner Sydney Brenner.

"Sangamo has successfully evolved from a platform company into a clinical-stage therapeutic product development organization based on our powerful zinc finger DNA-binding protein (ZFP) genome editing technology," said Mr. Lanphier. "Sandy is the right person to take Sangamo forward into this next stage of our evolution as a company. He has a track record of building and growing organizations and his outstanding leadership and communication skills will be critical to the continued development of the company's therapeutic pipeline and current and future partnering activities.

"I am extremely honored to be given the opportunity to take the helm at Sangamo – a company that established the field of genome editing and leads the sector as an innovator in the development of novel human therapeutics based on this exciting technology. I look forward to building on the visionary work of Edward, one of the true pioneers and leaders in the gene and cell therapy industry," said Dr. Macrae. "With multiple ZFP Therapeutics® in clinical development, we have an exciting path forward as we focus on the clinical development and commercialization of one-time potentially curative therapies."

"My commitment to Sangamo is unwavering, as is my passion for the company's people, technology and mission to bring one-time long lasting treatments to patients. I look forward to my continued involvement both in helping Sandy transition into his new role and as the chairman of the board of directors," concluded Mr. Lanphier.

"Over a year ago, as it became clear that Sangamo was moving from a platform company to a therapeutic product development company, the board discussed a leadership succession plan as the company entered this next phase of growth," said Mr. Ringo, the current chairman of the board. "The board feels strongly that Sandy has the right skill set to advance the company's goals and we look forward to benefiting from his experience and leadership."

"Edward has been a driving force behind the company and its vision and I look forward to continuing to collaborate with him as the new chairman of the board," continued Mr. Ringo.

About Alexander "Sandy" Macrae, M.B., Ch.B., Ph.D., MRCP
Dr. Macrae has nearly 20 years of experience in the pharmaceutical industry across a wide range of therapeutic areas in Europe, the United States and emerging markets. Since 2012, he has served as global medical officer of Takeda Pharmaceuticals, where he established and led the global medical office, which encompasses medical affairs, regulatory affairs, pharmacovigilance, outcomes research and epidemiology, quantitative sciences and knowledge and informatics. From 2001 to 2012, Dr. Macrae held roles of increasing responsibility at Glaxo SmithKline (GSK), where his last role was as senior vice president, emerging markets research and development (R&D). In that position, he provided expertise and resources to create a first-of-its-kind group to expand GSK's global reach by providing R&D strategies, clinical development and regulatory resources to enter emerging markets and Asia-Pacific. Earlier in his career at GSK, he was vice president, business development. In that position, he was responsible for scientific assessment and business development project leadership for the neurology, psychiatry, cardiovascular and metabolic therapeutic areas. Earlier in his career, he worked for SmithKline Beecham, where he was responsible for clinical development in the therapeutic areas of neurology and gastroenterology.

Dr. Macrae received his B.Sc. in pharmacology with first-class honors and his M.B., Ch.B. with honors from Glasgow University. He is a member of the Royal College of Physicians. Dr. Macrae earned his Ph.D. in molecular genomics at King's College, Cambridge, under the supervision of Nobel Prize-winner Sydney Brenner. He was a Wellcome Trust Advance Training Fellow at Hammersmith Hospital in London and a Howard Hughes Research Associate at Duke University Medical Center in Durham, N.C., where he conducted post-doctoral research in molecular pharmacology under the guidance of Nobel Prize winner Robert Lefkowitz.

Conference Call
Sangamo will host a conference call today, June 1 at 8:30 a.m. ET, which also will be webcast live and can be accessed via a link on the Sangamo BioSciences website in the Investor Relations section under "Events and Presentations" http://investor.sangamo.com/events.cfm. A replay of the webcast will be available for two weeks after the call.

The conference call dial-in numbers are (877) 377-7553 for domestic callers and (678) 894-3968 for international callers. The conference ID number for the call is 24796846. A conference call replay will be available for one week following the conference call, from approximately 11:30 a.m. ET on June 1, 2016, to 11:30 a.m. ET on June 8, 2016. The conference call replay numbers for domestic and international callers are (855) 859-2056 and (404) 537-3406, respectively; ID number: 24796846.

About Sangamo
Sangamo BioSciences, Inc. is focused on Engineering Genetic Cures® for monogenic and infectious diseases by deploying its novel DNA-binding protein technology platform in therapeutic genome editing and gene regulation. The Company's proprietary In Vivo Protein Replacement Platform™ (IVPRP) approach is focused on monogenic diseases, including hemophilia and lysosomal storage disorders. Based on its proprietary IVPRP approach, Sangamo is initiating Phase 1/2 clinical trials for hemophilia B and MPS I, the first in vivo genome editing applications cleared by the FDA. In addition, Sangamo has a Phase 2 clinical program to evaluate the safety and efficacy of novel ZFP Therapeutics® for the treatment of HIV/AIDS (SB-728). The Company has also formed a strategic collaboration with Biogen Inc. for hemoglobinopathies, such as sickle cell disease and beta-thalassemia, and with Shire International GmbH to develop therapeutics for Huntington's disease. It has established strategic partnerships with companies in non-therapeutic applications of its technology, including Dow AgroSciences and Sigma-Aldrich Corporation. For more information about Sangamo, visit the Company's website at www.sangamo.com.

ZFP Therapeutic® is a registered trademark of Sangamo BioSciences, Inc.

This press release contains forward-looking statements regarding Sangamo's current expectations. These forward looking statements include, without limitation, references to leadership transition, the research and development of ZFNs and ZFP TFs, clinical trials and therapeutic applications of Sangamo's ZFP technology platform. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, the early stage of ZFP Therapeutic development, the lengthy and uncertain regulatory approval process, uncertainties related to the timing of initiation and completion of clinical trials, whether clinical trial results will validate and support the safety and efficacy of ZFP Therapeutics, and the ability to establish strategic partnerships. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that Sangamo and its partners will be able to develop commercially viable gene-based therapeutics. Actual results may differ from those projected in forward-looking statements due to risks and uncertainties that exist in Sangamo's operations and business environments. These risks and uncertainties are described more fully in Sangamo's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Sangamo undertakes no duty to update such information except as required under applicable law.

Important Additional Information Filed with the SEC

This press release may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with Sangamo's 2016 annual meeting of stockholders (the "Annual Meeting"). Sangamo and its directors and certain executive officers are deemed participants in the solicitation of proxies from stockholders in connection with the Annual Meeting. On April 25, 2016, Sangamo filed a definitive proxy statement relating to the Annual Meeting, and Sangamo has distributed the Notice of Internet Availability of Proxy Materials to its security holders. The definitive proxy statement will contain important information regarding the participants in the solicitation and proposals submitted to the stockholders for approval at the Annual Meeting, including the proposal to elect directors of Sangamo.

Stockholders of Sangamo are advised to read the definitive proxy statement prior to voting at the Annual Meeting. Stockholders of Sangamo may obtain, free of charge once they become available, copies of the definitive proxy statement and other documents filed by Sangamo with the SEC at the internet website maintained by the SEC at www.sec.gov. These documents may also be obtained free of charge by calling investor relations at Sangamo at (510) 970-6000.

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CONTACT: Sangamo BioSciences, Inc., Elizabeth Wolffe, Ph.D., (510) 970-6000, x271